Exhibit 28(h)(1)(h)
State Street Navigator Securities Lending Trust
One Lincoln Street
Boston, MA 02111

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111

November 29, 2016

Ladies and Gentlemen:

Reference is made to the Transfer Agency and Service Agreement between State Street Navigator Securities Lending Trust (the “Trust”) and State Street Bank and Trust Company (“State Street”) dated March 4, 1996, as amended (the “Agreement”). Pursuant to the Agreement, State Street serves as the Transfer Agent for the Trust.

Please be advised that the undersigned Trust has established an additional series of the Trust (the “New Portfolio”):

•	State Street Navigator Securities Lending Portfolio I (formerly, State Street Navigator Securities Lending Prime Portfolio II)

We request that you act as the Transfer Agent under the Agreement with respect to the New Portfolio in accordance with the existing fee schedule to the Agreement.

Additionally, please be advised that the following Portfolio has been renamed:

Renamed Portfolio:
Old Name	New Name
State Street Navigator Securities Lending Prime Portfolio	State Street Navigator Securities Lending Government Money Market Portfolio

Additionally, please be advised that the Trust is providing notice in accordance with the Agreement, that the State Street Navigator Securities Lending Government Portfolio and the State Street Navigator Securities Lending Short-Term Bond Portfolio were terminated effective April 29, 2016, the State Street Navigator Securities Lending TIAA-CREF Short Term Lending Portfolio was terminated effective September 30, 2016 and the State Street Navigator Securities Lending MET Portfolio was terminated effective November 29, 2016. Please remove these series from the Agreement. Please let me know if you have any questions.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very Truly Yours,

Accepted:
State Street Navigator Securities Lending Trust		State Street Bank and Trust Company

By:	/s/ Ellen M. Needham	By:	/s/ Andrew Erickson
Name:	Ellen M. Needham, Duly Authorized	Name:	Andrew Erickson
Title:	President	Title:	Executive Vice President

2